                                                                   EXHIBIT 99(I)



                                   TERM SHEET


               FINANCING PROPOSAL FOR PROTECH COMMUNICATIONS, INC.
                                   PAGE 1 OF 3


AMOUNT: $1.5 million in cash to be paid at closing and the issuance by ProTech Communications, Inc. ("ProTech" or the "Company") of a warrant for 4.5 million common shares of ProTech at market price callable upon effectiveness of an underlying registration statement by the Company in three (3) 1.5 million share blocks, each block callable when the Company's common stock trades a minimum of one hundred fifty thousand (150,000) shares per day and the common stock price reaches and maintains for a minimum of fifteen (15) consecutive days a price 36% above the issuance price per share, 88% above the issuance price per share and 127% above the issuance price per share, respectively.

SECURITY:               Convertible preferred stock of the Company (the
                        "Preferred Stock")

VOTING RIGHTS:          None, except as may be required by applicable law

ISSUE DATE:             To Be Determined

MATURITY DATE:          Thirty Six (36) months from Issue Date

PURCHASE PRICE:         $1,000 per share (the "Stated Value")

ACCRETION:              Four percent (4.0%) payable by the Company in common
                        stock or cash (at the Company's election) upon conversion

               FINANCING PROPOSAL FOR PROTECH COMMUNICATIONS, INC.
                                   PAGE 2 OF 3


CONVERSION
RIGHTS: Each Preferred Share is convertible into the following number of shares:

                                  Stated Value
                                ----------------
                                Conversion Price

                        The conversion price is equal to the lesser of a) 100% of the market price of the common stock at closing or
                        b) 20% discount off the lowest average closing bid price of the common stock for any consecutive five (5) day period out of the fifteen (15) day period preceding conversion.

MANDATORY
CONVERSION:             At maturity, all unconverted Preferred Shares will
                        convert at the then prevailing Conversion Price

SUPPLEMENTAL
CONVERSION
RIGHTS: The Investor has the option to convert into NCT Group, Inc. common stock at a 20% discount to the market upon conversion at their discretion. Up to one half of the position is subject to this option at six months after closing and the other one half 12 months after closing.

REGISTRATION
RIGHTS: The Company will agree to file a registration statement under the Securities Act of 1933 including the shares of Common Stock underlying the Convertible Preferred within 60 days of the Closing and will use its best efforts to cause the registration to become effective on the date (the "SEC Effective Date") which is the earlier of 150 days after the Closing or within five days of SEC clearance to request acceleration of effectiveness. The Company will maintain the effectiveness of such registration for three years.

              FINANCING PROPOSAL FOR PROTECH COMMUNICATIONS, INC.
                                  PAGE 3 OF 3


SUPPLEMENTAL
REGISTRATION
RIGHTS: Should the Investor elect the Supplemental Conversion Rights as noted above, NCT Group, Inc. shall file a registration statement covering such shares on a post issuance basis.

                                                                       NCT Group, Inc.
---------------------------         --------------------------
Investor                            Investor

                                                                       /s/ CY E. HAMMOND
---------------------------         --------------------------         -----------------
Signature                           Signature                          Signature

                                                                       Cy E. Hammond
---------------------------         --------------------------         -----------------
Print Name                          Print Name                         Print Name

                                                                       March 6, 2000
---------------------------         --------------------------         -------------
Date                                Date                               Date


Pro Tech Communications, Inc.                         NCT Hearing Products, Inc.

/s/ KEITH LARKIN                                      /s/ IRENE LEBOVICS
------------------                                    -------------------
Signature                                             Signature


Keith Larkin                                          Irene Lebovics
------------------                                    -------------------
Print Name                                            Print Name


March 6, 2000                                         March 6, 2000
------------------                                    -------------------
Date                                                  Date